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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the 1999 Employee Stock Purchase Plan of Cree, Inc. of our report dated July 24, 2002, with respect to the consolidated financial statements of Cree, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP



Raleigh, North Carolina
April 30, 2003